                                                                   Exhibit 10.66

                             SUPPORT PARTY AGREEMENT

                         dated as of February ___, 2003

                                     made by

                          AMERCO, a Nevada corporation

                              as Support Party and

                         PM PREFERRED PROPERTIES, L.P.,
                           a Texas limited partnership

                                   as Borrower

                                   in favor of

                         GMAC COMMERCIAL HOLDING CORP.,
                              a Nevada corporation

                             as Administrative Agent

                               for the benefit of

                     GMAC COMMERCIAL HOLDING CAPITAL CORP.,
                             a Colorado corporation
                                    as Lender

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS.....................................................................           1
     SECTION 1.1.      Definitions........................................................           1

ARTICLE II SUPPORT PARTY OBLIGATIONS......................................................           3
     SECTION 2.1.      Obligations........................................................           3
     SECTION 2.2.      Issuance and Purchase Procedures...................................           4
     SECTION 2.3.      Rights of Administrative Agent and Lenders.........................           5
     SECTION 2.4.      Obligations Absolute, etc..........................................           6
     SECTION 2.5.      Reinstatement, etc.................................................           7
     SECTION 2.6.      Waiver, etc........................................................           7
     SECTION 2.7.      Borrower's Agreement...............................................           8

ARTICLE III REPRESENTATIONS AND WARRANTIES................................................           8
     SECTION 3.1.      Organization; Powers...............................................           8
     SECTION 3.2.      Authorization; Enforceability......................................           9
     SECTION 3.3.      Governmental Approvals; No Conflicts...............................           9
     SECTION 3.4.      Properties.........................................................           9
     SECTION 3.5.      Litigation and Environmental Matters...............................           9
     SECTION 3.6.      Compliance with Laws and Agreements................................          10
     SECTION 3.7.      Investment and Holding Company Status..............................          10
     SECTION 3.8.      Taxes..............................................................          10
     SECTION 3.9.      ERISA..............................................................          10
     SECTION 3.10.     Disclosure.........................................................          10
     SECTION 3.11.     Federal Reserve Regulations........................................          11
     SECTION 3.12.     Environmental and Safety Matters...................................          11
     SECTION 3.13.     Financial Statements...............................................          11
     SECTION 3.14.     No Material Adverse Change.........................................          11
     SECTION 3.15.     Agreements.........................................................          11
     SECTION 3.16.     Borrower's Business................................................          12

ARTICLE IV COVENANTS......................................................................          12
     SECTION 4.1.      Notices of Material Events.........................................          12
     SECTION 4.2.      Existence; Conduct of Business.....................................          13
     SECTION 4.3.      Payment of Obligations.............................................          13
     SECTION 4.4.      Maintenance of Properties; Insurance...............................          13
     SECTION 4.5.      Books and Records; Inspection Rights...............................          13
     SECTION 4.6.      Compliance with Laws...............................................          13
     SECTION 4.7.      Financial Statements, Reports, etc.................................          14
     SECTION 4.8.      Pari Passu Ranking.................................................          16
     SECTION 4.9.      Subordination to Secured Indebtedness..............................          16

ARTICLE V SUPPORT PARTY DEFAULT...........................................................          16
     SECTION 5.1.      Default............................................................          16

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
     SECTION 5.2.      Default Standstill.................................................          18

ARTICLE VI MISCELLANEOUS PROVISIONS.......................................................          18
     SECTION 6.1.      Binding on Successors, Transferees and Assigns;
          Assignment of Support Party Agreement...........................................          18
     SECTION 6.2.      Amendments, etc....................................................          18
     SECTION 6.3.      Addresses for Notices..............................................          18
     SECTION 6.4.      No Waiver; Remedies................................................          18
     SECTION 6.5.      Section Captions...................................................          19
     SECTION 6.6.      Severability.......................................................          19
     SECTION 6.7.      Termination of Support Party Agreement.............................          19
     SECTION 6.8.      Governing Law......................................................          19
     SECTION 6.9.      Waiver of Jury Trial...............................................          19
     SECTION 6.10.     Consent to Jurisdiction; Waiver of Immunities......................          19
     SECTION 6.11.     Right of Setoff....................................................          20
     SECTION 6.12.     Expenses; Indemnity; Damage Waiver.................................          20

ARTICLE VII LIMITATION OF LIABILITY.......................................................          21

                             SUPPORT PARTY AGREEMENT

         THIS SUPPORT PARTY AGREEMENT (this "Support Party Agreement"), dated as of February ___, 2003, is made by AMERCO, a Nevada corporation (the "Support Party") and PM PREFERRED PROPERTIES, L.P., a Texas limited partnership (the "Borrower") in favor of GMAC COMMERCIAL HOLDING CORP., a Nevada corporation, as Administrative Agent (the "Administrative Agent") for the benefit of GMAC COMMERCIAL HOLDING CAPITAL CORP., a Colorado corporation (together with its successors and assigns, the "Lender").

                              W I T N E S S E T H:

         WHEREAS, as a condition to the making of a loan in the maximum principal amount of $255,000,000 to Borrower from Lender under the Loan Agreement dated of even date herewith (together with all amendments, supplements, amendments and restatements and other modifications, if any, from time to time hereafter made thereto, the "Loan Agreement"), by and between the Lender and the Borrower, the Support Party and Borrower are required to execute and deliver this Support Party Agreement in favor of the Administrative Agent for the benefit of the Lender;

         WHEREAS, the Support Party and Borrower have duly authorized the execution, delivery and performance of this Support Party Agreement; and

         WHEREAS, it is in the best interests of the Support Party to execute this Support Party Agreement inasmuch as the Support Party has an economic interest in the transactions contemplated by the Loan Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lender to enter into the Loan Agreement with the Borrower, the Support Party agrees, for the benefit of the Administrative Agent and the Lender, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions. Capitalized terms used but not otherwise defined in this Support Party Agreement have the respective meanings specified in the Loan Agreement; and the rules of interpretation set forth therein shall apply to this Support Party Agreement. As used in this Support Party Agreement, the following terms have the meanings specified below:

                  "Change of Control" as defined in the Loan Agreement.

                  "Covenant Obligation" shall mean each of the covenants and agreements made by Borrower under Section 6.10 of the Loan Agreement.

                  "Debt Obligation" shall mean each and every obligation of Borrower under the Note and Loan Agreement or any other Loan Document to make any payment of interest or other sum due thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Support Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Support Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Support Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Support Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Support Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Support Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Fair Market Value" shall mean with respect to any Mortgaged Property an amount equal to the NOI (as defined in the Loan Agreement) of such Mortgaged Property for the period of twelve (12) months immediately preceding the Valuation Date divided by a capitalization rate factor equal to .095.

                  "Future Advance" shall mean amounts funded by Lender to Borrower under the Loan Agreement as a "Subsequent Advance."

                  "Issuance Date" shall mean the date specified in the Issuance Notice (which date shall be no fewer than five (5) Business Days from the date of such Issuance Notice) on which the purchase of the additional partnership interest, the purchase of Subordinated debt, the escrow of cash, or the purchase of Mortgaged Property must be made pursuant to Article 2.

                  "Issuance Notice" shall mean a notice from the Administrative Agent to the Support Party stating the occurrence of a default of Borrower of a Debt Obligation or a breach of a Covenant Obligation and designating an Issuance Date.

                  "Issuance Price" shall mean the purchase price for additional partnership interests or Subordinated debt, purchased pursuant to Article 2, which shall be an amount equal to the default by Borrower under its Debt Obligation or the amount needed to cure the breach of the Covenant Obligations, as applicable.

                  "Loan Documents" shall mean each and every agreement, instrument or document evidencing, securing or otherwise pertaining to the Loan or the Debt Obligation.

                  "Material Subsidiary" shall mean any subsidiary of the Support Party having a tangible net worth, determined in accordance with GAAP, equal to or greater than $10,000,000.

                  "Maximum Obligation" shall mean the amount of $70,000,000 plus any Future Advance less principal payments made by Borrower. From and after the fourth (4th) anniversary date of this Support Party Agreement, the Maximum Obligation shall be adjusted annually based upon the Aggregate Collateral NOI of the Mortgaged Properties (as defined in the Loan Agreement) for the immediately preceding fiscal year such that the Maximum Obligation Amount shall be reduced by $5,000,000 for each $500,000 of Aggregate Collateral NOI for the immediately preceeding year above $26,000,000 (the "Threshold Amount"). In the event that one or more of the Mortgaged Properties have been released in accordance with the provisions of the Loan Agreement, the Threshold Amount shall be reduced based upon the percentage that such released Mortgage Properties' projected NOI forecast for the calendar year 2007 bears to the Aggregate Collateral NOI projected for all Mortgaged Properties for calendar year 2007 as set forth on such Schedule 4.1(c) of the Loan Agreement.

Notwithstanding the foregoing in no event shall the Maximum Obligation as adjusted after the fourth anniversary date in accordance with the preceding chart exceed $70,000,000 plus Future Advances less principal payments made by the Borrower.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Support Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Subordinated" shall mean subject and subordinate for all purpose to all liens, claims or encumbrances of Lender under this Support Agreement and any other Loan Document evidencing or securing the Loan or this Support Agreement and shall be subject to the specific terms and conditions set forth on Exhibit A attached hereto and made a part hereof for all purposes.

                  "Valuation Date" shall mean the last day of any month during which the Support Party elects to purchase any Mortgaged Property in accordance with the right granted to the Support Party under Section 2.1.C.

                  "Voluntary Prepayments" shall mean any amount paid by or on behalf of Borrower under the Note or any Loan Document prior to its scheduled due date.

                                   ARTICLE II

                            SUPPORT PARTY OBLIGATIONS

         SECTION 2.1.      Obligations.

                  A. In the event that Borrower fails to pay any Debt Obligation as and when due, an Issuance Notice shall be given and the Support Party shall, on the Issuance Date, at Support Party's option, either:

                           (i) purchase additional partnership interest in the Borrower at the Issuance Price; or

                           (ii) purchase Subordinated debt of Borrower at the Issuance Price.

                  B. In the event that a Covenant Obligation is breached for any reason, an Issuance Notice shall be given and the Support Party shall, on the Issuance Date, at Support Party's option, either:

                           (i) purchase additional partnership interest in the Borrower at the Issuance Price; or

                           (ii) purchase Subordinated debt of Borrower at the Issuance Price; or

                           (iii) escrow an amount equal to the Issuance Price in cash with Lender.

                  C. After the expiration of the fourth (4th) Loan Year (as defined in the Loan Agreement) the Support Party shall have the right, in addition to the options set forth in Section 2.1.A, 2.1.B above, to purchase from the Borrower any of the Mortgaged Properties for an amount (the "Purchase Price") equal to the greater of the Fair Market Value of such Mortgaged Property or Release Price as defined in the Loan Agreement plus any prepayment premium required under the Loan Documents to effectuate the release of the Mortgage Property to be purchased by the Support Party. No purchase or sale of a Mortgaged Property shall be permitted if, in Lender's sole and absolute discretion, after giving effect to such sale, either (i) the Aggregate Debt Service Coverage Ratio would decline, or (ii) the LTV Ratio with respect to the Properties in the aggregate would increase.

                  D. The Support Party acknowledges that it is the intent of the parties hereunder to cause the purchases referred to in Sections 2.1.A and 2.1.B in order to provide the Borrower with sufficient funds to pay the Debt Obligations and/or cure the breaches of the Covenant Obligations, and the Support Party hereby agrees to cause the Borrower to apply the proceeds thereof for such purposes, immediately upon receipt of such proceeds.

                  E. The Support Party acknowledges that any escrow provided for in Section 2.1.B is to be held in an escrow under Lender's exclusive control. The Support Party hereby pledges all interest in and to said escrow to Lender and agrees that Lender may apply such escrow to any and all amounts due and owing under the Loan Documents following a default by Borrower in the payment of a Debt Obligation in such order as Lender may elect. Upon the cure of the Covenant Obligations for which any funds were escrowed pursuant to this Section 2.1.E, and written request from Support Party, Lender shall release the escrowed funds to the Support Party.

         SECTION 2.2.      Issuance and Purchase Procedures.

                  A. On each Issuance Date, each party to the related Issuance Notice shall take the following actions required of it:

                           (i) If the Support Party has the right and has elected to purchase additional partnership interests in the Borrower:

                                    (x)     The Support Party shall tender the
                           Issuance Price to the Borrower in immediately available funds; and

                                    (y)     The Borrower shall accept such price
                           and issue to the Support Party additional partnership interests in the Borrower.

                           (ii) If the Support Party has the right and has elected to purchase Subordinated debt of the
                           Borrower:

                                    (x)     The Support Party shall tender the
                           Issuance Price to the Borrower in immediately available funds; and

                                    (y)     The Borrower shall accept such price
                           and issue to the Support Party Subordinated debt instruments in the amount of the Issuance Price.

                           (iii) If the Support Party has the right and has elected to escrow funds with Lender:

                                    (x)     The Support Party shall tender the
                           Issuance Price in cash to Lender; and

                                    (y)     Lender shall hold such amount as
                           additional security for the repayment of the Loan, subject to Section 2.1.E.

                           (iv) If the Support Party has the right and has elected to purchase a Mortgaged Property from the Borrower as permitted by 2.1.C:

                                    (x)     The Support Party shall tender the
                           Purchase Price for such Mortgaged Property to the Borrower in immediately available funds; and

                                    (y)     The Borrower shall accept the
                           Purchase Price for the Mortgaged Properties and deliver to the Support Party title to the Properties.

         SECTION 2.3. Rights of Administrative Agent and Lenders. The Support Party authorizes the Administrative Agent on behalf of the Lender to perform any or all of the following acts at any time in its sole discretion, all without notice to the Support Party and without affecting the Support Party's obligations under this Support Party Agreement:

                  A. The Lender may alter any terms of the Loan Documents or any part thereof, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the amounts outstanding under the Loan Documents or any part thereof.

                  B. The Administrative Agent or Lender may take and hold security for the amounts outstanding under the Loan Documents or this Support Party Agreement, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

                  C. Upon any Event of Default, the Administrative Agent or any Lender may direct the order and manner of any sale of all or any part of any security now or later to be held for the amounts outstanding under the Loan Documents or this Support Party Agreement, respectively, and the Administrative Agent or Lender may also bid at any such sale.

                  D. The Administrative Agent or Lender may apply any payments or recoveries from the Borrower, the Support Party or any other source, and any proceeds of any security, to the Borrower's obligations under the Loan Documents in such manner, order and priority as the Administrative Agent or such Lender may elect, whether or not those obligations are secured at the time of the application

                  E. The Administrative Agent or any Lender may extend additional credit to the Borrower or the Support Party in addition to the amounts outstanding under the Loan Agreement, and may take and hold security for the credit so extended.

         SECTION 2.4. Obligations Absolute, etc. The terms of this Support Party Agreement shall in all respects be continuing, absolute, unconditional and irrevocable, and shall remain in full force and effect until all amounts outstanding under the Loan Documents have been paid in full, and all obligations of the Borrower and the Support Party shall have been paid in full. The liability of the Support Party under this Support Party Agreement shall be irrevocable irrespective of:

                  A. any lack of validity, legality or enforceability of the Loan Documents;

                  B.       the failure of Lender or the Administrative Agent:

                           (i) to assert any claim or demand to enforce any right or remedy against any Person under the provisions of the Loan Agreement or any of the Loan Documents otherwise, or

                           (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any amounts outstanding under the Loan Documents;

                  C. any change in the time, manner or place of payment of, or in any other term of, all or any of the amounts outstanding under the Loan Documents or any extension, compromise or renewal of any of the amounts outstanding under the Loan Documents;

                  D. any reduction, limitation, impairment or termination of the amounts outstanding under the Loan Documents, for any reason, including any claim of waiver, release, surrender, alteration or compromise, and any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the amounts outstanding under the Loan Documents;

                  E. any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Documents;

                  F. any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by the Administrative Agent or Lender securing any of the amounts outstanding under the Loan Documents;

                  G. any failure on the part of the Borrower, or any other Person in complying with its obligations under this Support Party Agreement or the Loan Documents;

                  H. any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any indemnitor, any surety or any guarantor; or

                  I. the commencement of any case under the Bankruptcy Code by or against any person obligated under any of the Loan Documents.

         SECTION 2.5. Reinstatement, etc. The Support Party agrees that this Support Party Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the amounts outstanding under the Loan Documents is rescinded or must otherwise be restored by the Administrative Agent or Lender, upon the insolvency, bankruptcy or reorganization of Borrower or any guarantor, indemnitor or surety or otherwise, as though such payment had not been made.

         SECTION 2.6.      Waiver, etc. The Support Party hereby waives:

                  A. All statutes of limitations as a defense to any action or proceeding brought against the Support Party by the Administrative Agent or Lender, to the fullest extent permitted by law;

                  B. Any right it may have to require the Administrative Agent or Lender to proceed against the Borrower, proceed against or exhaust any security held by Lender, or pursue any other remedy in the Administrative Agent's or Lender's power to pursue;

                  C. Any defense based on any claim that the Support Party's obligations exceed or are more burdensome than those of the Borrower;

                  D. Any defense based on: (i) any legal disability or lack of authority of the Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of the Borrower to the Administrative Agent or Lender from any cause, whether consented to by the Administrative Agent or Lender or arising by operation of law or from any insolvency proceeding and
(iii) any rejection or disaffirmance of the Loan Documents, or any part thereof, or any security held in connection with the Loan, in any proceeding;

                  E. Any defense based on any action taken or omitted by the Administrative Agent or Lender in any insolvency proceeding involving the Borrower, including any election to have the Administrative Agent's or Lender's claim allowed as being secured, partially secured or unsecured, any extension of credit by the Lender to the Borrower in any insolvency proceeding, and the taking and holding by the Administrative Agent or any Lender of security for any such extension of credit;

                  F. All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Support Party Agreement and of the existence, creation, or incurrence of new or additional indebtedness, and demands and notices of every kind;

                  G. Any defense based on or arising out of (i) any defense that the Borrower may haste to the payment or performance of the amounts outstanding under the Loan Documents or any part thereof, (ii) any defense that the Borrower has failed to perform any action required by it hereunder, or in the state in which any Mortgaged Property is located or (iii) the financial condition of the Borrower; and

                  H. Any defense based on or arising out of any action of the Administrative Agent or Lender described in Sections 2.3 or 2.4 above.

         SECTION 2.7.      Borrower's Agreement. The Borrower hereby agrees to
(a) conduct any action as may be necessary in order for the Support Party to comply with its obligations under this Support Party Agreement, including, but not limited to, issuing Subordinated debt and partnership interests to the Support Party and selling the Mortgaged Properties to the Support Party in accordance with Article II and (b) apply the proceeds of any amounts received from the Support Party to the payment or prepayment of amounts as and when due under the Loan Documents to the Lender and the Administrative Agent.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Support Party represents and warrants to the Administrative Agent for the benefit of the Lender that:

         SECTION 3.1. Organization; Powers. The Support Party and each of its respective subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required except where such failure would not have a material adverse effect upon such party or this Support Party Agreement. The Support Party and each of its respective subsidiaries has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Support Party Agreement and to perform the transactions contemplated in this Support Party Agreement (the "Transactions").

         SECTION 3.2. Authorization; Enforceability. The Transactions are within the Support Party's powers and have been duly authorized by all necessary action. This Support Party Agreement has been duly executed and delivered by the Support Party and constitutes a legal, valid and binding obligation of the Support Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.3.      Governmental Approvals; No Conflicts. The
Transactions: (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect; (b) will not violate any applicable law, statute rule or regulation or the charter, by-laws or other organizational documents of the Support Party (or any of its subsidiaries) or any order, writ, ruling, injunction or decree of any Governmental Authority; (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Support Party (or any of its subsidiaries) or its assets, or give rise to a right thereunder to require any payment to be made by the Support Party (or any of its subsidiaries); and, (d) will not result in the creation or imposition of any lien on any asset of the Support Party (or any of its subsidiaries).

         SECTION 3.4.      Properties.

                  A. The Support Party and each of its subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  B. The Support Party and each of its subsidiaries owns, or is licensed to use, all trademarks, tradenames, permits, service marks, licenses, franchises, formulas, copyrights, patents and other intellectual property or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would have in a material adverse effect on the business, operations, property, assets, nature of assets, condition (financial or otherwise) or prospects of the Support Party or of the Support Party and its subsidiaries taken as a whole.

         SECTION 3.5.      Litigation and Environmental Matters.

                  A. Except as otherwise disclosed on Exhibit X attached hereto, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Support Party, threatened against or affecting the Support Party or any of its subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Support Party's financial condition or operations or (ii) that involve this Support Party Agreement or the Transactions.

                  B. Except with respect to any matter that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Support Party's

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

financial condition or operations or as otherwise disclosed on Exhibit X attached hereto, neither the Support Party nor any of its subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has received notice of or become subject to, or knows of any basis for, any claim, judgment, loss or liability with respect to any Environmental Law.

         SECTION 3.6. Compliance with Laws and Agreements. The Support Party and each of its subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except as disclosed on Exhibit X hereto or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Support Party's financial condition or operations.

         SECTION 3.7. Investment and Holding Company Status. Neither the Support Party nor any of its subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940,
(b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to any Federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed. Neither the Support Party nor any of its subsidiaries is subject to the Interstate Commerce Act.

         SECTION 3.8. Taxes. The Support Party and each of its subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and have paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Support Party or such subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a material adverse effect on the Support Party's financial condition or operations.

         SECTION 3.9. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a material adverse effect on the Support Party's financial condition or operations. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.10. Disclosure. The Support Party has disclosed to the Administrative Agent and the Lender all agreements, instruments and corporate or other restrictions to which it or any of its subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the operations or financial condition of the Support Party. None of the information furnished by or on behalf of the Support Party to the Administrative Agent or any Lender in connection with the negotiation of this Support Party Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 3.11. Federal Reserve Regulations. Neither the Support Party nor any of its respective subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.

         SECTION 3.12. Environmental and Safety Matters. The Support Party and each of its subsidiaries has complied in all material respects with all federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety. Neither the Support Party nor any of its subsidiaries has received notice of any material failure so to comply. The Support Party's and its subsidiaries' facilities do not manage any Hazardous Materials, as defined in Environmental Law or any other applicable law relating to environmental pollution or employee health and safety. The Support Party is not aware of any events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in material liability on the part of the Support Party or any of its subsidiaries.

         SECTION 3.13. Financial Statements. The Support Party has heretofore furnished to the Administrative Agent and the Lender its consolidated and consolidating balance sheets and statements of income and cash flows as of and for the fiscal year ended March 31, 2002, audited by and accompanied by the opinion of Pricewaterhouse Coopers, independent public accountants. Such financial statements present fairly the financial condition and results of operations of the Support Party and its consolidated subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Support Party and its consolidated subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

         SECTION 3.14. No Material Adverse Change. There has been no material adverse change in the business, assets, nature of assets, operations, prospects or condition, financial or otherwise, of the Support Party and its subsidiaries, taken as a whole, since December 31, 2002.

         SECTION 3.15.     Agreements.

                  A. Except as disclosed on Exhibit X, neither the Support Party nor any of its subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could result in a material adverse effect on the operations or financial condition of the Support Party or its subsidiaries.

                  B. Neither the Support Party nor any of its subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing any indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, except as disclosed on Exhibit X or where such default could result in a material adverse effect on the operations or financial condition of the Support Party or its subsidiaries.

         SECTION 3.16. Borrower's Business. The Support Party is familiar with Borrower's financial condition and business operations and has done all diligence to enter into this Support Party Agreement and has not relied on the Administrative Agent or Lender with respect to such diligence. The Support Party has received a copy of the Loan Documents and hereby acknowledges and consents to the terms and conditions thereunder.

                                   ARTICLE IV

                                    COVENANTS

         The Support Party covenants and agrees that, so long as any portion of the amounts outstanding under the Loan Documents shall remain unpaid or outstanding, it will observe the following covenants:

         SECTION 4.1. Notices of Material Events. The Support Party will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  A.       the occurrence of any Support Party Default;

                  B. the filing or commencement of any action, suit or proceeding by or before any arbitrator, or Governmental Authority against or affecting the Support Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a material adverse effect on the operations or financial condition of the Support Party or its subsidiaries;

                  C. the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Support Party and its subsidiaries in an aggregate amount exceeding $10,000,000;

                  D. any action by the Support Party pursuant to Article II of this Support Party Agreement, or any agreement to do so;

                  E. any provision of this Support Agreement is held to be invalid, illegal or unenforceable in any jurisdiction resulting in a material adverse effect on the ability of the Support Party to perform its obligations hereunder;

                  F. any change by Moody's or S&P in the rating of the Support Party's senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money after the date hereof; and

                  G. any other development that results in, or could reasonably be expected to result in, a material adverse effect on the operations or financial condition of the Support Party or its subsidiaries.

Each notice delivered under this Section shall be accompanied by a statement of an executive officer of the Support Party setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 4.2. Existence; Conduct of Business. The Support Party will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and will maintain and operate such business in substantially the manner in which it is presently conducted and operated. The Support Party shall, directly or through its wholly-owned subsidiaries, own and control not less than 50% of the voting stock of the sole general partner of the Borrower.

         SECTION 4.3. Payment of Obligations. The Support Party will, and will cause each of its subsidiaries to, pay its indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to (i) any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Support Party or such subsidiary of the Support Party shall have set aside on its respective books adequate reserves with respect thereto and; (ii) the obligations set forth on Exhibit X.

         SECTION 4.4. Maintenance of Properties; Insurance. The Support Party will, and will cause each of its subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, or as may be required by law.

         SECTION 4.5. Books and Records; Inspection Rights. The Support Party will, and will cause each of its subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its respective business and activities. The Support Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender through the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         SECTION 4.6. Compliance with Laws. The Support Party will, and will cause each of its subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the operations or financial condition of the Support Party or its subsidiaries.

         SECTION 4.7. Financial Statements, Reports, etc. The Support Party will furnish to the Administrative Agent and Lender:

                  A. as soon as practicable and in any event within 60 days after each fiscal quarter, (i) consolidated balance sheets of the Support Party and its subsidiaries and as of the end of such period, and the related statements of income, stockholders' equity and cash flows for such fiscal period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year (but together with the consolidating intercompany eliminations and adjustments in the case of (i) and
(ii)), all in reasonable detail and certified by a financial officer of the Support Party that they fairly present the financial condition of the Support Party and its subsidiaries as at the date indicated and the results of their operations and changes in their financial position for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

                  B. as soon as practicable and in any event within 120 days after the end of each fiscal year of the Support Party, consolidated balance sheets of the Support Party and its subsidiaries, as at the end of such year, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case, in comparative form the consolidated figures for the previous year, all in reasonable detail and accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Support Party and reasonably satisfactory to the Lender, which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the Support Party and its subsidiaries, as at the dates indicated, and the results of their operations and cash flows for the periods indicated in conformity with GAAP (applied on a basis consistent with prior years unless as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  C. together with each delivery of financial statements of the Support Party and its subsidiaries pursuant to Sections 4.7.A and B above, (i) a certificate of a financial officer stating that the signer thereof has reviewed the terms of this Support Party Agreement and has made, or caused to be made, a review in reasonable detail of the transactions and condition of the Support Party and its subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Support Party Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Support Party has taken, is taking and proposes to take with respect thereto;

                  D. together with each delivery of financial statements of the Support Party and its subsidiaries' pursuant to Section 4.7.B above, a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Support Party Agreement as they relate to accounting matters,

(ii) stating whether, in connection with their audit examination, any condition or event which constitutes a Support Party Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Support Party Default that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention that causes them to believe that either or both the information contained in the certificates delivered therewith pursuant to Section 4.7 B. above is not correct;

                  E. promptly upon request therefore, copies of all reports submitted to the Support Party by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Support Party made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                  F.       promptly upon their becoming available, copies of all
(i) financial statements, reports, notices and proxy statements sent or made available generally by the Support Party to its security holders or by any of its subsidiaries to its security holders other than the Support Party or another of its subsidiaries, (ii) regular and periodic reports and all registration statements and prospectuses, if any, filed by the Support Party or any of its subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions, and
(iii) press releases and other statements made available generally by the Borrower or any of it subsidiaries to the public concerning material developments in the business of the Support Party and its subsidiaries;

                  G. promptly upon any officer of the Support Party obtaining knowledge (i) of any event which constitutes a Support Party Default, or becoming aware that any Lender or the Administrative Agent has given any notice or taken any other action with respect to a claimed Support Party Default under this Support Party Agreement, (ii) that any Person has given any notice to the Support Party or any of its subsidiaries of the Support Party or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph D. of Article V or (iii) of any condition or event that might have a material adverse effect on the operations or financial condition of the Support Party or its subsidiaries, a certificate of a financial officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Support Party Default, event or condition, and what action the Support Party has taken, is taking and proposes to take with respect thereto;

                  H. promptly upon any officer of the Support Party obtaining knowledge of (i) the institution of, or threat of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Support Party or any of its subsidiaries or any property of the Support Party or any of its subsidiaries not previously disclosed by the Support Party to the Lender, or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition or operations of the Support Party or its subsidiaries, the Support Party shall promptly give notice thereof to the Lender and provide such other information as may be reasonably available to it to enable the Lender and their counsel to evaluate such matters; and

                  I. with reasonable promptness, such other information and data with respect to the Support Party or any of its subsidiaries as from time to time may be reasonably requested by Lender.

         SECTION 4.8. Pari Passu Ranking. The Support Party shall take, or cause to be taken, all action that may be or become necessary or appropriate to ensure that its obligations under this Support Party Agreement will continue to rank at least pari passu in right of payment with all other present and future unsecured indebtedness of the Support Party.

         SECTION 4.9. Subordination to Secured Indebtedness. Lender acknowledges and agrees that the indebtedness or obligations of the Support Party hereunder are and shall remain subordinate to all present and future indebtedness of the Support Party to its secured creditors.

                                    ARTICLE V

                              SUPPORT PARTY DEFAULT

         SECTION 5.1. Default. Each of the following events shall constitute an event of default under this Support Party Agreement (a "Support Party Default"):

                  A. the Borrower or the Support Party shall fail to observe or perform any covenant, condition or agreement contained in Article 2.1 of this Support Party Agreement and such failure to perform continues to exist for a period of three (3) Business Days;

                  B. any representation or warranty made or deemed made by or on behalf of the Support Party or any subsidiary in or in connection with this Support Party Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Support Party Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

                  C. the Borrower or the Support Party shall fail to observe or perform any covenant, condition or agreement as provided in this Support Party Agreement (other than as referred to in clause B. of this Article) and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent or Lender to the Support Party;

                  D. any event or condition occurs that results in a default under any financial covenant relating to any material indebtedness of the Support Party or its subsidiaries or any event or condition occurs that results in any material indebtedness of the Support Party or its subsidiaries becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time, or both) the holder or holders of any such material indebtedness or any trustee or agent on its or their behalf to cause any such material indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, including but not limited to the defaults under the indebtedness set forth on Exhibit X;

                  E. an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Support Party or any of its Material Subsidiaries or their respective debts, or of a substantial part of their respective assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment or a receiver, trustee, custodian, sequestrator, conservator or similar official for the Support Party or any of its Material Subsidiaries or for a substantial part of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  F. the Support Party or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause E. of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Support Party or any of its Material Subsidiaries or for a substantial part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  G. the Support Party shall become unable, admit in writing, or fail generally, to pay its debts as they become due;

                  H. one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Support Party, any of its subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Support Party or any of its subsidiaries to enforce any such judgment;

                  I. an ERISA Event shall have occurred that, in the opinion of the Administrative Agent or Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a material adverse effect on the financial condition or operations of the Support Party or its subsidiaries; and

                  J.       a Change of Control shall have occurred.

then, in addition to any rights the Administrative Agent or the Lender may have under the Loan Documents, and irrespective of whether (i) such Support Party Default is the result, directly or indirectly, of the failure of the Support Party or, the Borrower, or any other Person in complying with its obligations under this Support Party Agreement or (ii) any amounts outstanding under the Loan Documents have become or have been declared immediately due and payable the

Administrative Agent may, and at the request of the Lender shall, proceed to protect and enforce the rights of the Lender by an action at law, a suit in equity or other appropriate proceeding.

         SECTION 5.2. Default Standstill. In the event that a Support Party Default exists under Section 5.1 B. through I. hereof, inclusive, Lender shall not exercise its rights and remedies hereunder so long as Lender continues to receive, from and after the date of such Support Party Default until the Support Party Reinstatement Conditions (as defined in the Loan Agreement) are satisfied, 100% of Excess Cash Flow in accordance with Section 4.1 of the Loan Agreement.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         SECTION 6.1. Binding on Successors, Transferees and Assigns; Assignment of Support Party Agreement. This Support Party Agreement shall be binding upon the Support Party and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Administrative Agent on behalf of the Lender and their respective permitted successors and assigns; provided, however, that the Support Party may not assign any of its obligations hereunder without the prior written consent of all of the Lender.

         SECTION 6.2. Amendments, etc. No amendment to or waiver of any provision of this Support Party Agreement, nor consent to any departure by the Support Party herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 6.3. Addresses for Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  A.       if to the Borrower or Lender, as provided in Section
11.9 of the Loan Agreement; and

                  B. if to the Support Party, to it at 1325 Automotive Way, Suite 100, Reno, Nevada 89502-3239, Attention of Rocky Wardrip (Telecopy No. (702) 688-6338) with a copy to Jennifer M. Settles, U-Haul, 2727 N. Central Ave., Phoenix, AZ 85004, fax: (602) 277-5017.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Support Party Agreement shall be deemed to have been given on the date of receipt.

         SECTION 6.4. No Waiver; Remedies. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder (including, but not limited to, the issuance of the Issuance Notice) shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 6.5. Section Captions. Section captions used in this Support Party Agreement are for convenience of reference only, and shall not affect the construction of this Support Party Agreement.

         SECTION 6.6. Severability. Wherever possible each provision of this Support Party Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Support Party Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Support Party Agreement.

         SECTION 6.7. Termination of Support Party Agreement. The Support Party's obligations under this Support Party Agreement shall terminate on the date upon which all amounts outstanding under the Loan Documents have been paid in full, and all other obligations under the Loan Documents and this Support Party Agreement shall have been fully and finally discharged provided that the agreements in Section 6.12 of this Support Party Agreement shall survive.

         SECTION 6.8. Governing Law. THIS SUPPORT PARTY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION 6.9. Waiver of Jury Trial. THE SUPPORT PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUPPORT PARTY AGREEMENT. THE SUPPORT PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDER ENTERING INTO THE LOAN DOCUMENTS.

         SECTION 6.10. Consent to Jurisdiction; Waiver of Immunities. The Support Party hereby acknowledges and agrees that:

                  A. It irrevocably submits to the jurisdiction of any federal court sitting in the Southern District of New York in any action or proceeding arising out of or relating to this Support Party Agreement, and the Support Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such federal court. The Support Party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Support Party agrees that a final, unappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  B. It hereby irrevocably designates, appoints and empowers CT Corporation, presently located at 111 Eighth Avenue, New York, New York 10011 (together with any successor thereto, the "Service of Process Agent"), as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its properties, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason the Service of Process Agent shall cease to be available to act as such, the Support Party agrees to designate a new Service of Process Agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. The Support Party further irrevocably consents to service of process in the manner provided for notices in Section 6.3. Nothing in this Support Agreement will affect the right of any party to this Support Agreement to serve process in any other manner permitted by law.

                  C. Nothing in this Section shall affect the right of the Administrative Agent or Lender to serve legal process in any manner permitted by law or affect the right of the Administrative Agent or Lender to bring any action or proceeding against the Support Party or its property in the courts of any other jurisdictions.

         SECTION 6.11. Right of Setoff. If a Support Party Default shall have occurred and be continuing, the Administrative Agent, Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing such Administrative Agent, Lender or Affiliate to or for the credit or the account of the Support Party against any of and all the obligations of the Support Party now or hereafter existing under this Support Party Agreement held by Lender, irrespective of whether or not Lender shall have made any demand under this Support Party Agreement and although such obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which Lender may have.

         SECTION 6.12.     Expenses; Indemnity; Damage Waiver.

                  A. The Support Party shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender, Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of this Support Party Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or Lender, in connection with the enforcement or protection of its rights in connection with this Support Party Agreement, including its rights under this Section.

                  B. The Support Party shall indemnify and hold harmless the Administrative Agent, Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and against and pay them for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including attorney costs) of any kind or nature whatsoever with respect to the execution, delivery and enforcement of this Support Party Agreement, or the Transactions, and with respect to any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto related to this Support Party Agreement, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Support Party shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities directly arising from the gross negligence or willful misconduct of such Indemnified Person as determined by a court of competent jurisdiction. The agreements in this Section 6.12 shall survive payment of the amounts outstanding under the Loan Documents.

                  C. To the extent permitted by applicable law, the Support Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Support Party Agreement or any agreement or instrument contemplated hereby or the Transactions.

                  D. All amounts due under this Section shall be payable promptly after written demand therefore.

                                   ARTICLE VII

                             LIMITATION OF LIABILITY

         Notwithstanding any provision to the contrary herein contained, the obligations of the Support Party under Article II hereof shall be limited to the then applicable Maximum Obligation. In no event shall any amounts paid, invested or escrowed by the Support Party under or pursuant to Article II hereof be deemed to reduce the Maximum Obligation.

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

         IN WITNESS WHEREOF, this Support Party Agreement has been executed as of the day and date first, above written.

                                        SUPPORT PARTY:

                                        AMERCO, a Nevada corporation

                                        By:    /s/ Gary B. Horton
                                               _________________________________

                                        Name:  Gary B. Horton
                                               _________________________________

                                        Title: Treasurer
                                               _________________________________

                     (SIGNATURE PAGE CONTINUED ON NEXT PAGE)

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

                                        BORROWER:

                                        PM PREFERRED PROPERTIES, L.P., a Texas
                                        limited partnership

                                        By:  SR Preferred Properties, Inc.,
                                             a Texas corporation
                                        Its: General Partner

                                             By: /s/ Douglas Mulvaney
                                                 _______________________________
                                             Name: Douglas L. Mulvaney
                                             Title: President

                                    EXHIBIT A

                               SUBORDINATION TERMS

         1. The Support Party hereby agrees that (a) all of the liens, security interests, terms, covenants and conditions of the Subordinated debt shall at all times be wholly subordinate to the liens, security interests, terms, covenants and conditions of the Loan Document and any and all advances (whether or not obligatory) advanced or incurred in accordance therewith, and
(b) all amounts due to the Support Party under the Subordinated debt (including interest and/or principal payments or prepayments, assignments of leases and rents, rights with respect to insurance proceeds and condemnation awards, advances and expenses with interest), are hereby and shall at all times continue to be expressly subject and subordinate in right of payment to the indebtedness of the Borrower evidenced by the Loan Documents and any and all advances (whether or not obligatory) advanced or incurred in accordance therewith. The Support Party acknowledges that the disbursement of sums or future advances may increase the indebtedness secured by the Loan Documents above the original principal amount thereof.

         2. The Support Party shall not acquire by subrogation, contract or otherwise any lien upon any other estate, right or interest in the Property (including without limitation any which may arise in respect to real estate taxes, assessments of other governmental charges) which is or may be prior in right to the Loan Documents.

         3. Lender may, without affecting the subordination of the Subordinated debt (1) release or compromise any obligation in the Loan Documents, (2) release its liens in, or surrender, release or permit any substitution or exchange of all or any part of any properties securing repayment of the Loan Documents or (3) retain or obtain a lien in any property to further secure payment of the Loan.

         4. The Support Party shall give Lender and Administrative Agent copies of any notices to Borrower relating to the Subordinated debt.

         5. Neither Lender nor Administrative Agent shall be obligated to give the Support Party notices of (1) any increase, amendment, deferral, extension, consolidation, or supplement ("Modification") to the Loan; or (2) any cancellation, extension, modification, renewal or amendment of any lease or ground lease covering the Property or any portion thereof.

         6. The commencement of foreclosure proceedings or other remedial action under the Subordinated debt by the Support Party, shall constitute a default under the Loan at the time the Support Party takes such enforcement or remedial action.

         7. During the continuance of a default under the Loan Documents, or in the event of a foreclosure sale under either the Loan or the Subordinated debt, or any liquidation or dissolution of Borrower, or of any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Borrower or its property, the Support Party shall not be entitled to receive or retain any payment made under the Subordinated debt and all amounts due under the Loan Documents shall first be paid in full before any payment is made under the Subordinated debt. In such event a payment or distribution of any kind, whether in cash, rents, profits, property or securities, which is made against the Subordinated debt shall be held in trust by the Support Party for the benefit of Lender and shall be paid over to Lender in kind for application in payment of the Loan. The Loan shall not be deemed paid or satisfied in full until Lender has received a payment that is not subject to rescission, restoration or return.

         8. In order to enable Lender to enforce any claims by the Support Party against the Borrower in any liquidation or dissolution of Borrower, or any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Borrower or its property, Lender is hereby irrevocably authorized and empowered in its discretion to make and present, for and on behalf of the undersigned the Support Party, such proofs of claims against the Borrower on account of the Subordinated debt as Lender may deem expedient or proper, and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued. The Support Party further agrees to execute and deliver to Lender such assignments or other instruments as may be required by Lender in order to enable Lender to enforce any and all such claims and to collect any and all such payments or disbursements.

         9. So long as the Loan Documents shall remain a lien upon the Property or any part thereof, the Support Party shall execute, acknowledge and deliver, upon Lender's reasonable demand, at any time or from time to time, any and all further subordinations, agreements or other instruments in recordable form as Lender may reasonably require for carrying out the purpose and intent of the covenants contained herein.

                                   SCHEDULE X

         On October 15, 2002, AMERCO failed to make a $100 million principal payment due to the Series 1997-C Bond Backed Asset Trust ("BAT"). On that date, AMERCO also failed to pay a $26.5 million obligation to Citibank and Bank of America in connection with the BATs.

         As a result of the foregoing, AMERCO is in default with respect to its other credit arrangements that contain cross-default provisions, including its 3-Year Credit Agreement dated June 28, 2002 (the "Revolver") in the amount of $205 million. In addition to the cross-default under the Revolver, AMERCO is also in default under that agreement as a result of its failure to obtain incremental net cash proceeds and/or availability from additional financings in the aggregate amount of at least $150 million prior to October 15, 2002. In addition, Amerco Real Estate Company has defaulted on a $100 million loan by failing to grant mortgages required by the loan agreement in a timely manner. The obligations of AMERCO in default (either directly or as a result of a cross-default), as of December 31, 2002, are approximately $1,175.4 million. As a result of the foregoing, AMERCO is also in default under the Chase/JP Morgan Support Agreement.

         AMERCO has retained the financial restructuring firm Crossroads, LLC to assist with the negotiation of standstill agreements and waivers, as appropriate. This would permit AMERCO to pursue financing alternatives and asset sales that would enable it to repay the Revolver and the BATs, meet calendar year 2003 maturities, and restructure its balance sheet.

         AMERCO, through Crossroads, is in communication with all of its lenders. On November 27, 2002 AMERCO reached a standstill agreement with respect to the Revolver. During the standstill period, the Revolver lenders will receive interest at the default rate on the outstanding balance.

         Generally speaking, AMERCO's other lenders have been cooperative to date and are acting in a manner consistent with customary standstill arrangements even though written standstill agreements have not been executed with any lenders other than the Revolver lenders. All lenders are receiving detailed financial and other information from AMERCO concerning the progress of the restructuring. In addition, all of AMERCO's lenders are continuing to receive all payments due to them (other than the $100 million owed to the BATs and default interest). Lenders that execute a standstill agreement (e.g., the Revolver lenders) will receive default interest.

         Currently, AMERCO is in discussions with several major financial institutions regarding loans that would enable AMERCO to fully satisfy its obligations under the BATs, the Revolver, and debt maturities in calendar year 2003. On December 20, 2002, AMERCO executed term sheets with two major financial institutions for up to $650 million in connection with AMERCO's planned debt restructuring. AMERCO plans to close the financing by March 31, 2003. AMERCO's continuation as a going concern is dependent, in part, upon its ability to successfully complete these necessary financing arrangements.

         In addition, the Support Party has been named as a defendant in certain class action and shareholder derivative suits. However, the Support Party does not believe there is a reasonably possibility of adverse determination with respect to such cases.